Exhibit 23.1



                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 30, 1994, which made reference to the report of other auditors with respect to LIN Broadcasting Corporation, included in McCaw Cellular Communications, Inc.'s Form 10-K for the year ended December 31, 1993 and to all references to our Firm included in this registration statement on Form S-4 for the registration of 3,200,000 shares of Class A Common Stock.



                                   ARTHUR ANDERSEN & CO.


Seattle, Washington
April 27, 1994